Exhibit 99.1

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FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz CFO - SVP Finance & Treasurer 1 866 447 8636 irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov 011-972-3-516-7620 roni@km-ir.co.il

Marybeth Csaby / David Burke 212-896-1236 / 212-896-1258 mcsaby@kcsa.com / dburke@kcsa.com

Ampal Forms Joint Venture with Clal Electronics Industries Ltd. for Development and Acquisition of Wind Energy Projects Outside of Israel

TEL AVIV – November 25, 2007 - Ampal-American Israel Corporation (Nasdaq: AMPL) announced today that Merhav Ampal Energy Ltd., a wholly owned subsidiary of Ampal, has signed a joint venture agreement with Clal Electronics Industries Ltd., an Israel-based holding company, for the formation of a joint venture that will focus on the new development and acquisition of controlling interests in wind energy projects outside of Israel.

The joint venture, owned equally by Ampal and Clal, will seek to either develop or acquire wind energy opportunities with a minimum goal of establishing at least 150MW of installed capacity within the next 3.5 years.

The joint venture agreement has customary first refusal, tag along and veto rights as well as a non competition clause.

The joint venture’s initial project is the development of a wind farm in Greece.

Commenting on the joint venture Mr. Yosef A. Maiman, Chairman, President and Chief Executive Officer of Ampal, said, "We are pleased to be partnering with Clal. We believe the wind energy market presents a significant opportunity for Ampal. This partnership will enable us to effectively develop and implement wind projects, allowing us to leverage the growing demand for clean energy solutions worldwide."

Mr. Maiman concluded, “Ampal is determined to build a diverse portfolio of assets in energy and related fields that we believe have the potential to generate cash flow for the Company. Looking ahead, we plan to pursue additional opportunities and partnerships in both the clean and traditional energy markets that will further broaden Ampal’s reach and enable us to effectively grow our business.”

About Ampal

Ampal and its subsidiaries primarily acquire interests in businesses located in the State of Israel or that are Israel-related. Ampal has diversified interests in the following sectors: Energy, Real Estate and others. For more information about Ampal please visit our web site at www.ampal.com.

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements

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